Exhibit 99.1
FOR IMMEDIATE RELEASE

ANI Pharmaceuticals Reports Record Third Quarter 2025 Financial Results and Raises 2025 Guidance

•Record quarterly net revenues of $227.8 million, an increase of 53.6% year-over-year
•Purified Cortrophin® Gel net revenues of $101.9 million, an increase of 93.8% year-over-year
•Record quarterly adjusted non-GAAP EBITDA of $59.6 million, an increase of 69.8% year-over-year
•Diluted GAAP income per share of $1.13 and record adjusted non-GAAP diluted earnings per share of $2.04
•Raised 2025 total net revenue guidance to $854.0 million to $873.0 million, adjusted non-GAAP EBITDA to $221.0 million to $228.0 million, and adjusted non-GAAP diluted earnings per share of $7.37 to $7.64
•Rare Disease net revenues expected to represent approximately 50% of total Company net revenues in 2025, including revised guidance for:
◦Purified Cortrophin Gel net revenues of $347.0 million to $352.0 million, representing year-over-year growth of 75% to 78%, and
◦ILUVIEN(1) net revenues of $73.0 million to $77.0 million

PRINCETON, N.J., November 7, 2025 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the third quarter ended September 30, 2025.

“ANI had another strong quarter in which we delivered record revenue and adjusted EBITDA, underscoring the strength of our Rare Disease and Generics business units,” said Nikhil Lalwani, President and CEO of ANI. “Our Rare Disease team delivered exceptional growth for our lead asset Cortrophin Gel and we now expect net revenues for our Rare Disease business to represent essentially half of total Company net revenues for 2025. We continue to believe in the strong multi-year growth potential of Cortrophin, and are driving this growth through strong commercial execution, investment in evidence generation to support its use and initiatives to enhance patient convenience.”

Mr. Lalwani continued, “Based on our strong third quarter performance, we are again raising our top- and bottom-line 2025 financial guidance. We now expect to grow total net revenue 39% to 42% year-over-year and adjusted EBITDA 42% to 46% year-over-year. As we close out 2025 and head into 2026, we remain focused on advancing our strategic priority of growing our Rare Disease business to drive long-term value for our shareholders and reach more patients in need.”

(1) NIU-PS indication was merged into the ILUVIEN label in mid-2025; full year guidance includes YUTIQ revenue

Third Quarter and Recent Business Highlights:

Rare Disease

•Cortrophin Gel:
◦Cortrophin Gel net revenues were $101.9 million for the third quarter of 2025, an increase of 93.8% over the same period in 2024.
◦During the quarter, the Company saw increased demand with the highest number of new patient starts and new cases initiated since launch.
◦Cortrophin Gel grew across all targeted specialties driven by the expanded sales force for neurology, rheumatology and nephrology, and synergies from the combined ophthalmology sales force. Prescribing for acute gouty arthritis flares, for which Cortrophin Gel is the only approved ACTH therapy, remained a significant growth driver, representing over 15% of Cortrophin Gel use.
◦The Company saw continued growth in prescriptions for the prefilled syringe, accounting for approximately 70% of new cases initiated.
◦The Phase 4 trial evaluating Cortrophin Gel in acute gouty arthritis flares is ongoing.

•ILUVIEN:
◦ILUVIEN net revenues were $16.6 million for the third quarter of 2025.
◦Net revenues were pressured due to further impact from continued reduced access for Medicare patients and utilization of the remaining YUTIQ units at physician offices. Adoption of ILUVIEN for NIU-PS began in the third quarter and the Company continued to make tangible progress toward full adoption of the label transition.
◦Results from the NEW DAY clinical trial of ILUVIEN in patients with DME were presented at a late-breaking oral presentation at the American Academy of Ophthalmology (AAO) 2025 Meeting, and in presentations at the American Society of Retina Specialists (ASRS) Annual Meeting and the EURetina Innovation Spotlight 2025 Meeting.

Brands

•Brands net revenues were $10.7 million for the third quarter of 2025, an increase of 16.1% over the same period in 2024, reflecting an increase in demand for certain products.

Generics

•Generics net revenues were $94.4 million in the third quarter of 2025, an increase of 20.6% over the same period in 2024. The increase was driven by a successful partnered generic launch in the second half of the third quarter.

Third Quarter 2025 Financial Results

	Three Months Ended September 30,
(in thousands)	2025	2024	Change	% Change
Rare Disease and Brands
Cortrophin Gel	$101,850	$52,555	$49,295	93.8%
ILUVIEN and YUTIQ	16,600	3,871	12,729	N/M
Rare Disease total net revenues	$118,450	$56,426	$62,024	109.9%
Brands	10,675	9,195	1,480	16.1%
Rare Disease and Brands total net revenues	$129,125	$65,621	$63,504	96.8%
Generics and Other
Generic pharmaceutical products	94,375	78,223	16,152	20.6%
Royalties and other pharmaceutical services	4,313	4,488	(175)	(3.9)%
Generics and Other total net revenues	$98,688	$82,711	$15,977	19.3%
Total net revenues	$227,813	$148,332	$79,481	53.6%
“N/M” - not meaningful percentage due to the acquisition of ILUVIEN and YUTIQ in September of 2024.
All comparisons are made versus the same period in 2024 unless otherwise stated.

Total net revenues for the third quarter of 2025 were $227.8 million, an increase of 53.6% over the prior year period. On an organic basis, excluding the acquisition of Alimera, total net revenues grew 46.2% year-over-year.

Net revenues for Rare Disease, which includes Cortrophin Gel and ILUVIEN, increased 109.9% to $118.5 million. Cortrophin Gel net revenues increased 93.8% to $101.9 million driven by increased volume. ILUVIEN net revenues were $16.6 million.

Net revenues for Brands increased 16.1% to $10.7 million driven by an increase in demand for certain products.

Net revenues for Generic pharmaceutical products increased 20.6% to $94.4 million driven by a partnered product launched in the third quarter and contribution from new product launches.

On a GAAP basis, gross margin increased from 57.5% to 59.0%, driven by the non-recurrence of costs of goods related to Alimera purchase accounting. On a non-GAAP basis, gross margin decreased from 59.9% to 59.2%, primarily due to product mix, including lower gross margins on a partnered generic product that launched in the third quarter of 2025.

On a GAAP basis, research and development expenses increased 21.5% to $12.3 million. On a non-GAAP basis, research and development expenses increased 36.0% to $11.8 million driven by higher investment to support future growth of Rare Disease and Generics.

On a GAAP basis, selling, general, and administrative expenses decreased 3.1% to $76.7 million, driven by non-recurrence of severance and equity payments and lower transaction and integration costs related to the Alimera transaction, tempered by higher Rare Disease sales and marketing costs and higher legal related costs. On a non-GAAP basis, selling, general, and administrative expenses increased 41.1% to $63.6 million principally resulting from continued investment in Rare Disease sales and marketing activities and an overall increase in activities required to support the growth of the business.

On a GAAP basis, the Company reported net income attributable to common shareholders of $26.3 million, or $1.13 per diluted share, for the third quarter of 2025 compared to net loss of $24.6 million, or $1.27 per diluted share, in the prior year period. On a non-GAAP basis, the Company reported diluted earnings per share of $2.04 for the third quarter of 2025 compared to $1.34 in the prior year period.

Adjusted non-GAAP EBITDA for the third quarter of 2025 was $59.6 million, an increase of 69.8% from the third quarter of 2024, driven by increased Net Revenues and Gross Profit.
For reconciliations of adjusted non-GAAP EBITDA and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure, please see Table 3 and Table 4 below, respectively.

Liquidity

As of September 30, 2025, the Company had $262.6 million in unrestricted cash and cash equivalents, $252.6 million in net accounts receivable and $633.1 million in principal value of outstanding debt (inclusive of our senior convertible notes). The Company generated year-to-date cash flow from operations of $154.9 million.

Full Year 2025 Guidance:

	Full Year 2025 Guidance	Previous Full Year 2025 Guidance	2024 Actual	Growth
Net Revenue (Total Company)	$854 million - $873 million	$818 million - $843 million	$614 million	39% - 42%
Cortrophin Gel Net Revenue	$347 million - $352 million	$322 million - $329 million	$198 million	75% - 78%
ILUVIEN and YUTIQ Net Revenue	$73 million - $77 million	$87 million - $93 million	$32 million	n/m
Adjusted Non-GAAP EBITDA	$221 million - $228 million	$213 million - $223 million	$156 million	42% - 46%
Adjusted Non-GAAP Diluted EPS	$7.37 - $7.64	$6.98 - $7.35	$5.20	42% - 47%
n/m - not meaningful percentage due to comparison of only a partial year of ILUVIEN and YUTIQ Net Revenue in 2024.

ANI now expects full year total company adjusted non-GAAP gross margin between 61.0% and 62.0%. The Company will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share as a tax rate of 26%, unless the item being adjusted is not tax deductible in whole or in part.

The Company now anticipates approximately 20.5 million and 20.7 million shares outstanding for the purpose of calculating full year adjusted non-GAAP diluted EPS and expects its annual U.S. GAAP effective tax rate to be between 21% and 22%.

Conference Call

The Company’s management will host a conference call today to discuss its third quarter 2025 results.

Date	Friday, November 7, 2025
Time	8:30 a.m. ET
Toll free (U.S.)	800-267-6316
Conference ID	5120265
Webcast (live and replay)	www.anipharmaceuticals.com, under the “Investors” section

A replay of the conference call will be available within two hours of the call’s completion and will remain accessible for two weeks by dialing 800-839-2391 and entering access code 5120265, or watching the replay on the Company’s website.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income (loss), excluding tax expense (benefit), interest expense, net, other (income) expense, net, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized (gain) loss on our investment in equity securities, loss (gain) on disposal of assets, intangible asset impairment charges, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2025 adjusted EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, gain on sale of the former Oakville, Ontario manufacturing site, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net income (loss), plus the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, loss (gain) on disposal of assets, intangible asset impairment charges, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of

ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, loss (gain) on disposal of assets, intangible asset impairment charges, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding exclude certain dilutive shares related to the 2029 senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to offset the dilutive effect of the 2029 convertible senior notes recognized in the calculation of GAAP diluted EPS in this reporting period in full, and therefore 502,000 shares and 593,000 shares for the three and nine months ended September 2025, have been excluded from the calculation of the Non-GAAP Adjusted Diluted Weighted-Average Shares outstanding, respectively.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2025 adjusted diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Other non-GAAP metrics

ANI’s management considers non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses to be financial indicators of ANI’s operating performance, providing investors and analysts with useful measures of operating results unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, litigation expenses related to certain matters, inventory step-up amortization, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Management uses adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses when analyzing Company performance.

Non-GAAP research and development expenses is defined as research and development expenses, excluding non-cash stock-based compensation expense, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Non-GAAP selling, general, and administrative expenses is defined as selling, general, and administrative expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, litigation expenses related to certain matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Each of adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses should be considered in addition to, but not in lieu of, research and development expenses, and selling, general, and administrative expenses reported under GAAP, respectively.

A reconciliation of each of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses to the most directly comparable GAAP financial measure is provided below.

ANI’s management also considers non-GAAP gross margin to be a financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by unaffected by non-cash stock-based compensation expense, inventory step-up amortization, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses non-GAAP gross margin when analyzing Company performance.

Non-GAAP gross margin is defined as adjusted non-GAAP net revenues less non-GAAP cost of sales (excluding depreciation and amortization) divided by non-GAAP net revenues. Non-GAAP gross margin should be considered in addition to, but not in lieu of, gross margin reported under GAAP.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives" by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to the commercialization and potential sales of the product and any additional product launches from the Company’s generic pipeline, our updated full fiscal year 2025 guidance, other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the ability of our approved products, including Cortrophin Gel, ILUVIEN and YUTIQ, to achieve commercialization at levels of market acceptance that will continue to allow us to achieve continued profitability; our ability to complete or achieve any, or all of the intended benefits of acquisitions and investments, including the acquisition of Alimera, in a timely manner or at all; the limitation of our cash flow as a result of the indebtedness and liabilities incurred from the acquisition of Alimera; the risks that our acquisitions and investments, including the acquisition of Alimera, could disrupt our business and harm our financial position and operating results; delays and disruptions in production of our approved products, increased costs and potential loss of revenues if we need to change suppliers due to the limited number of suppliers for our raw materials, active pharmaceutical ingredients, expedients, and other materials; delays and disruptions in production of our approved products as a result of our reliance on single source third party contract manufacturing supply for certain of our key products, including Cortrophin Gel, ILUVIEN and YUTIQ; delays or failure in obtaining and maintaining approvals by the FDA of the products we sell; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies, and the focus of the current U.S. presidential administration, including among other things, drug recalls, regulatory approvals, facility inspections and potential enforcement actions; risks that we may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of our products from both domestic and overseas sources due to supply chain disruptions or for any other reason, including increased costs due to tariffs; the ability of our manufacturing partners to meet our product demands and timelines; the impact of changes or fluctuations in exchange rates; our ability to develop, license or acquire, and commercialize new products; our obligations in agreements under which we license, develop or commercialize rights to products or technology from third parties and our ability to maintain such licenses; the level of competition we face and the legal, regulatory and/or legislative strategies employed by our competitors to prevent or delay competition from generic alternatives to branded products; our ability to protect our intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which we are, or may become, a party; our ability, and that of our suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries; our ability to maintain the services of our key executives and other personnel; the potential impact of new U.S. tax legislation on our business, including the One Big Beautiful Bill Act; and general business and economic conditions, such as inflationary pressures, geopolitical conflicts and conditions, including conflicts related to the attacks on cargo ships in the Red Sea, and other risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K, any subsequent quarterly reports filed by the Company on Form 10-Q, and other periodic reports filed with the Securities and Exchange Commission.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
Courtney Mogerley, Argot Partners
T: 646-368-8014
E: ani@argotpartners.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Revenues	$227,813	$148,332	$636,306	$423,802

Operating Expenses
Cost of sales (excluding depreciation and amortization)	93,389	63,075	241,041	169,930
Research and development	12,304	10,128	39,403	27,935
Selling, general, and administrative	76,656	79,075	234,955	179,917
Depreciation and amortization	22,632	15,748	68,804	45,131
Contingent consideration fair value adjustment	(14,470)	825	(25,285)	1,274
Loss (gain) on disposal of assets	295	—	295	(5,347)
Intangible asset impairment charge	767	—	767	—

Total Operating Expenses, net	191,573	168,851	559,980	418,840

Operating income (loss)	36,240	(20,519)	76,326	4,962

Other Expense, net
Unrealized gain on investment in equity securities	3,140	1,355	2,551	8,298
Interest expense, net	(4,727)	(2,331)	(15,649)	(11,587)
Other (expense) income, net	(853)	(2,535)	1,084	(2,655)
Loss on extinguishment of debt	—	(7,468)	—	(7,468)

Income (Loss) Before Income Tax Expense (Benefit)	33,800	(31,498)	64,312	(8,450)

Income tax expense (benefit)	7,183	(7,332)	13,465	(204)

Net Income (Loss)	$26,617	$(24,166)	$50,847	$(8,246)

Dividends on Series A Convertible Preferred Stock	(344)	(406)	(1,157)	(1,219)

Net Income (Loss) Available to Common Shareholders	$26,273	$(24,572)	$49,690	$(9,465)

Basic and Diluted Income (Loss) Per Share:
Basic Income (Loss) Per Share	$1.19	$(1.27)	$2.26	$(0.49)
Diluted Income (Loss) Per Share	$1.13	$(1.27)	$2.15	$(0.49)

Basic Weighted-Average Shares Outstanding	20,074	19,404	19,840	19,275
Diluted Weighted-Average Shares Outstanding	21,093	19,404	20,911	19,275

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	September 30, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$262,610	$144,861
Restricted cash	36	33
Accounts receivable, net	252,617	221,726
Inventories	146,475	136,782
Prepaid income taxes	9,254	—
Prepaid expenses and other current assets	18,551	17,975
Investment in equity securities	8,859	6,307
Total Current Assets	698,402	527,684
Non-current Assets
Property and equipment, net	63,560	56,863
Deferred tax assets, net of deferred tax liabilities and valuation allowance	71,396	85,106
Intangible assets, net	499,817	541,834
Goodwill	62,480	59,990
Derivatives and other non-current assets	12,497	12,220
Total Assets	$1,408,152	$1,283,697

Current Liabilities
Income taxes payable	$—	$6,749
Current debt, net of deferred financing costs	15,241	9,172
Accounts payable	69,795	45,656
Accrued royalties	51,247	22,626
Accrued compensation and related expenses	33,221	37,725
Accrued government rebates	37,032	18,714
Returned goods reserve	50,005	39,274
Current contingent consideration	63	29
Accrued expenses and other	13,951	13,735
Total Current Liabilities	270,555	193,680

Non-current Liabilities
Non-current debt, net of deferred financing costs and current component	297,677	309,108
Non-current convertible notes, net of deferred financing costs	307,392	305,812
Non-current contingent consideration, net of current	11,379	19,825
Accrued licensor payments due	4,062	20,961
Other non-current liabilities	11,270	5,781
Total Liabilities	$902,335	$855,167

Mezzanine Equity
Convertible Preferred Stock, Series A	—	24,850

Stockholders’ Equity
Common Stock	3	2
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(32,638)	(21,040)
Additional paid-in capital	586,230	519,653
Accumulated deficit	(50,589)	(100,279)
Accumulated other comprehensive income, net of tax	2,811	5,344
Total Stockholders’ Equity	505,817	403,680

Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$1,408,152	$1,283,697

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended September 30,			Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income (Loss)	$26,617	$(24,166)	As reported:	$227,813	$148,332	$93,389	$63,075	$76,656	$79,075	$12,304	$10,128

Add/(Subtract):
Interest expense, net	4,727	2,331
Other expense, net	853	2,535
Loss on extinguishment of debt	—	7,468
Income tax expense (benefit)	7,183	(7,332)
Depreciation and amortization	22,632	15,748
Contingent consideration fair value adjustment	(14,470)	825
Unrealized gain on investment in equity securities	(3,140)	(1,355)
Intangible asset impairment charge	767	—
Loss on disposal of assets	295	—
Stock-based compensation	9,691	7,484	Stock-based compensation	—	—	(516)	(318)	(8,660)	(6,723)	(515)	(443)
M&A transaction and integration expenses	599	9,945	M&A transaction and integration expenses	—	—	—	—	(599)	(9,945)	—	—
Litigation expenses	3,847	2,899	Litigation expenses	—	—	—	—	(3,847)	(2,899)	—	—
Inventory step-up amortization	—	3,224	Inventory step-up amortizations	—	—	—	(3,224)	—	—	—	—
Severance	—	5,308	Severance	—	—	—	—	—	(5,308)	—	—
Equity payout	—	10,190	Equity payout	—	—	—	—	—	(9,171)	—	(1,019)
Adjusted non-GAAP EBITDA	$59,601	$35,104	As adjusted:	$227,813	$148,332	$92,873	$59,533	$63,550	$45,029	$11,789	$8,666

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Nine Months Ended September 30,			Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2025	2024		2025	2024	2025	2024	2025	2024	2025	2024
Net Income (Loss)	$50,847	$(8,246)	As reported:	$636,306	$423,802	$241,041	$169,930	$234,955	$179,917	$39,403	$27,935

Add/(Subtract):
Interest expense, net	15,649	11,587
Other (income) expense, net	(1,084)	2,655
Loss on extinguishment of debt	—	7,468
Income tax expense (benefit)	13,465	(204)
Depreciation and amortization	68,804	45,131
Contingent consideration fair value adjustment	(25,285)	1,274
Unrealized gain on investment in equity securities	(2,551)	(8,298)
Intangible asset impairment charge	767	—
Loss (gain) on disposal of assets	295	(5,347)
Stock-based compensation	28,161	22,283	Stock-based compensation	—	—	(1,296)	(911)	(25,241)	(20,300)	(1,624)	(1,072)
M&A transaction and integration expenses	3,216	14,198	M&A transaction and integration expenses	—	—	—	—	(3,216)	(14,198)	—	—
Litigation expenses	12,038	4,738	Litigation expenses	—	—	—	—	(12,038)	(4,738)	—	—
Inventory step-up amortization	—	3,224	Inventory step-up amortizations	—		—	(3,224)	—	—	—	—
Severance	105	5,308	Severance	—	—	—	—	(105)	(5,308)	—	—
Equity payout	—	10,190	Equity payout	—	$—	—	—	—	(9,171)	—	(1,019)
Adjusted non-GAAP EBITDA	$164,427	$105,961	As adjusted:	$636,306	$423,802	$239,745	$165,795	$194,355	$126,202	$37,779	$25,844

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income (Loss) Available to Common Shareholders	$26,273	$(24,572)	$49,690	$(9,465)

Add/(Subtract):
Non-cash interest expense (income)	225	(18)	736	(82)
Depreciation and amortization	22,632	15,748	68,804	45,131
Contingent consideration fair value adjustment	(14,470)	825	(25,285)	1,274
Loss (gain) on disposal of assets	295	—	295	(5,347)
Unrealized gain on investment in equity securities	(3,140)	(1,355)	(2,551)	(8,298)
Intangible asset impairment charge	767	—	767	—
Stock-based compensation	9,691	7,484	28,161	22,283
M&A transaction and integration expenses	599	9,945	3,216	14,198
Litigation expenses	3,847	2,899	12,038	4,738
Inventory step-up amortization	—	3,224	—	3,224
Severance	—	5,308	105	5,308
Equity payout	—	10,190	—	10,190
Loss on extinguishment of debt	—	7,468	—	7,468
Other expense (income)	794	2,493	(1,215)	2,536
Less:
Estimated tax impact of adjustments	(5,522)	(13,147)	(22,118)	(23,134)

Adjusted non-GAAP Net Income Available to Common Shareholders (1)	$41,991	$26,492	$112,643	$70,024
Diluted Weighted-Average
Shares Outstanding	21,093	19,404	20,911	19,275
Adjusted Diluted Weighted-Average (2)
Shares Outstanding	20,591	19,766	20,318	19,629

Adjusted non-GAAP
Diluted Earnings per Share	$2.04	$1.34	$5.54	$3.57
(1) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.
(2) Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding exclude certain dilutive shares related to the 2029 senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to offset the dilutive effect of the 2029 convertible senior notes recognized in the calculation of GAAP diluted EPS in this reporting period in full, and therefore 502,000 shares and 593,000 shares for the three and nine months ended September 2025, have been excluded from the calculation of the Non-GAAP Adjusted Diluted Weighted-Average Shares outstanding, respectively.